[Stamp]
                                                       ----------------------
                                                       |       FILED         |
                                                       | STATE OF WASHINGTON |
                                                       |     SEP 02 1997     |
                                                       |    RALPH MUNRO      |
                                                       | SECRETARY OF STATE  |
                                                       ----------------------

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              VIVID CONCEPTS, INC.

      Pursuant to the provisions of the Washington Business Corporation Act, RCW 23B.10.070, the following Amended and Restated Articles of Incorporation of Vivid Concepts Inc. are submitted for filing.

                                   ARTICLE 1.

                                      NAME

      The name of this Corporation is Vivid Concepts, Inc.

                                   ARTICLE 2.

                                  CAPITAL STOCK

      2.1 AUTHORIZED CAPITAL. This Corporation is authorized to issue a total of Eight Hundred Fifty-Seven Thousand, One Hundred and Forty-Three (857,143) shares consisting of Seven Hundred and Fifty Thousand (750,000) shares of Common Stock ("Common Stock") and One Hundred and Seven Thousand, One Hundred and Forty-Three (107,143) shares of Preferred Stock ("Preferred Stock").

      2.2 COMMON STOCK. Subject to any rights granted to Preferred Stock in accordance with these Amended and Restated Articles of Incorporation ("Articles of Incorporation") and applicable Washington law, Common Stock shall have all the rights ordinarily associated with shares of common stock, including but not limited to general voting rights, general rights to dividends, and general liquidation rights.

      2.3 ISSUANCE OF PREFERRED STOCK IN SERIES. Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and these Articles of Incorporation, as determined from time to time by the Board of
Directors, approved by the holders of Series A Preferred and stated in the resolution or resolutions providing for the issuance thereof, before the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations, and relative rights of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series of shares of Preferred Stock, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no outstanding shares of a series of Preferred Stock that this Corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this Corporation, may amend these Articles of Incorporation to delete all reference to such series.

            2.3.1 DIVIDENDS. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of this Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment.

            2.3.2 REDEMPTION. Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this Corporation to the extent legally permissible.

            2.3.3 LIQUIDATION. In the event of any liquidation, dissolution, or winding up of the affairs of this Corporation, whether voluntary or involuntary, before any distribution shall be made to the holders of Common Stock, the holders of Preferred Stock then outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and any dividends accrued thereon to the date of such payment. The holders of Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of this Corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

            2.3.4 CONVERSION. Shares of Preferred Stock may be convertible into Common Stock of this Corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

            2.3.5 VOTING RIGHTS. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

            2.3.6 DESIGNATION OF SERIES A PREFERRED STOCK. The class of Series A Convertible Preferred Stock, no par value, shall consist of One Hundred and Seven Thousand, One Hundred and Forty-Three (107,143) shares priced at $2.80 per share and shall be designated the "Series A Convertible Preferred Stock" (the "Series A Preferred").

            2.3.6.1 DIVIDENDS. Holders of the Series A Preferred shall be entitled to receive, out of funds legally available therefor, dividends in any given fiscal year at the per share rate of8 percent of the Original Series A Issue Price (as defined below). Such dividends shall be cumulative and become payable upon conversion (as provided in Section 2.3.6.5) or redemption (as provided in Section 2.3.6.3) of the Series A Preferred. In addition, no dividend other than a dividend payable in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation may be paid to holders of Common Stock unless (i) at the same time holders of the Series A Preferred receive a dividend per share of the Series A Preferred that would be payable on the number of shares of Common Stock into which a share of the Series A Preferred could be converted (as of the record date for the dividend) and (ii) the Board of Directors determines unanimously that such dividend would not adversely affect the rights of holders of the Series A Preferred.

            2.3.6.2 LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, distributions to the shareholders of the Corporation will be made in the following manner:

      (a) The holders of the Series A Preferred will be entitled to receive, before and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share of the Series A Preferred (the "Series A Preference") equal to $2.80, plus an amount equal to all unpaid dividends, whether or not declared, with respect to such shares. If, upon the occurrence of any such event, the assets and funds thus distributed among the holders of the Series A Preferred are insufficient to permit the payment to such holders of their full preference, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution will be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

      (b) After the distribution described in subsection 2.3.6.2(a) above has been made, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders will be distributed among the holders of Series A Preferred and Common Stock pro rata based on the number of shares of Common Stock held by such holders (assuming conversion of all outstanding Series A Preferred at the then applicable conversion price).

      (c) A (i) merger or consolidation of the Corporation that will result in the Corporation's shareholders immediately before such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50 percent of the voting power of the surviving entity, or (ii) sale of all or substantially all of the Corporation's assets, will be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 2.3.6.2.

            (d) Whenever a distribution  of assets  provided for in this Section
2.3.6.2 is to be paid in property other than cash, the value of such distribution will be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

            2.3.6.3 REDEMPTION. Upon the written request of a holder of the Series A Preferred at any time after the sixth anniversary of the date of issuance for the series, the Corporation shall redeem in cash (except as provided below) out of any funds legally available therefor all shares of the Series A Preferred offered for redemption by the holder as follows:

            (a) Redemptions made pursuant to this paragraph shall be made for a per share price equal to (i) $2.80 (the "Original Series A Issue Price") (appropriately adjusted for stock splits, dividends, combinations, and reclassifications, as described below), plus (ii) 20 percent per annum from the date of issuance to the date of redemption. If the Corporation's annual net sales for the 12 months preceding the request for redemption are less than $10 million as reflected in the Corporation's regularly prepared reviewed or audited financial statements, then payment for the redemption may be made as follows: 25 percent of the redemption amount is payable in cash, and the balance is payable pursuant to a promissory note bearing interest equal to the prime rate of the Corporation's primary bank plus two percent, compounded and payable quarterly and amortized over three years, - in a form satisfactory to the holder requesting redemption.

            (b) The holder shall give the Corporation written notice at least 30 days before the date the holder desires redemption of shares, and such notice shall specify the total number of shares offered for redemption and the desired redemption date. On or after the date of redemption, the holder of the Series A Preferred offered for redemption shall surrender his or her certificate(s) for the number of shares to be redeemed as stated in the notice provided to the Corporation. If not all shares represented by such certificates are to be redeemed, the Corporation shall forthwith issue a new certificate for the unredeemed shares.

            (c) F or the purpose of determining whether funds are legally available for redemption of shares of the Series A Preferred as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law. If on any redemption date funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of the Series A Preferred required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose, and the Corporation shall effect such redemption pro rata according to the total redemption amount owed to each respective holder of the Series A Preferred as of the redemption date. The redemption requirements provided hereby shall be continuous so that if on any redemption date such requirement shall not be fully discharged, funds legally available therefor shall be applied in accordance with the preceding sentence until such requirements are fully discharged.

            2.3.6.4 VOTING RIGHTS. The holders of the Series A Preferred shall be entitled to notice of shareholder meetings of the Corporation and shall be entitled to vote upon any matter submitted to shareholders for a vote, with such number of votes equal to the number of shares of Common Stock into which the Series A Preferred is then convertible. In addition:

            (a) The number of directors of the Corporation shall be fixed at five, and the Series A Preferred shall be entitled to elect one member of the Board of Directors of the Corporation, which director shall be subject to removal only by a vote of the holders of two-thirds of the Series A Preferred voting as a separate class; and

            (b) Approval by holders of two-thirds of the Series A Preferred, voting as a separate class, shall be required for the Corporation to:

                  (i) take any action that alters or changes the rights, preferences, or privileges of the Series A Preferred;

                  (ii) take any action that authorizes or creates shares of any class of stock having preferences superior to or on a parity with the Series A Preferred;

                  (iii) merge or consolidate with or into one or more other corporations or entities in which the Corporation's shareholders do not retain a majority of the voting power in the surviving entity, or effect any dissolution, liquidation, or winding up of the Corporation;

                  (iv) sell, lease, assign, or transfer all or substantially all of the Corporation's assets to another person or entity, including, without limitation, the sale, transfer, or other conveyance of any intellectual property of the Corporation, except for licenses granted by the Corporation in its ordinary course of business;

                  (v) issue or offer to issue any stock, option, or other equity interest in the Corporation, except for the issuance of up to 65,000 shares of Common Stock upon exercise of options granted to employees, directors and officers pursuant to a stock incentive plan approved by the Corporation's Board or Directors after the first date of issuance of the Series A Preferred;

                  (vi) effect any change in the classification, manner of election, removal or authorized number of members of the Corporation's Board of Directors;

                  (c) The approval and vote required under 2.3.6.4 (a) and (b) above may be obtained by a written consent of the Series A Preferred, without a meeting.

            2.3.6.5 CONVERSION RIGHTS. The holders of the Series A Preferred will have conversion rights as follows (the "Series A Conversion Rights"):

      (a) Right to Convert.

            (i) Subject to subsection 2.3.6.5(c), each share of the Series A Preferred will be convertible, at the option of the holder thereof, at any time after the earlier of ( a) the first anniversary of the date of issuance of such share; (b) completion of an initial public offering of Common Stock by the Corporation; or ( c) the acquisition of the Corporation by merger, asset sale or otherwise, at the office of the Corporation or of any transfer agent for Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock calculated to the nearest share, as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price at the time in effect. The initial Series A Conversion Price per share will be $2.80 per share; provided, however, that the Series A Conversion Price will be subject to adjustment as set forth in subsection 2.3.6.5(c).

            (ii) Each share of the Series A Preferred will be automatically converted into shares of Common Stock at the Series A Conversion Price in effect immediately upon consummation of the Corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, provided that the net proceeds to the Corporation in the public offering are no less than $20,000,000.

      (b) MECHANICS OF CONVERSION. Before any holder of the Series A Preferred will be entitled to convert the same into shares of Common Stock, such holder must surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred and must give written notice of the election to convert the Series A Preferred by mail, postage prepaid, to the Corporation at its principal corporate office. The notice of conversion must state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. As soon as practicable after receiving notice of conversion, the Corporation will issue and deliver at its principal corporate office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled in accordance with the terms of the Series A Preferred. Conversion will be deemed to have been made immediately before the close of business on the date of surrender of the shares of the Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering the Series A Preferred for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock issuable upon such conversion of the Series A Preferred will not be deemed to have converted such Series A Preferred until immediately before the closing of such sale of securities.

      (c) SERIES A CONVERSION PRICE ADJUSTMENT. The Series A Conversion Price will be subject to adjustment from time to time as follows:

            (i) STOCK SPLIT. DIVIDEND. OR COMBINATION. If the Board of Directors of the Corporation fixes a record date for (A) a split or subdivision of the Corporation's outstanding shares of Common Stock, (B) a combination of the Corporation's outstanding shares of Common Stock into a smaller number of shares, or (C) a dividend to holders of the Corporation's Common Stock payable in Common Stock, then, as of such record date (or the effective date of such split, combination, or dividend if no record date is fixed), the Series A Conversion Price will be proportionally adjusted so that thereafter a holder of Series A Preferred will be entitled to receive upon conversion the number of shares of Common Stock that the holder would have held after the occurrence of such event if the holder had converted the Series A Preferred into Common Stock immediately before such event.

            (ii) DELAYED  ADJUSTMENTS.  No adjustment of the Series A Conversion
Price will be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence will be carried forward and will be either taken into account in any subsequent adjustment made before three years from the date of the event giving rise to the adjustment being carried forward, or will be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. No adjustment of the Series A Conversion Price pursuant to this subsection 2.3.6.5(c) will have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately before such adjustment.

            (iii) ADJUSTMENT FOR ISSUANCE OF ADDITIONAL STOCK.

                  (A) If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately before the issuance of such Additional Stock, the Conversion Price in effect immediately before each such issuance shall forthwith (except as otherwise provided in this subsection 2.3.6.5(c) (ill)) be adjusted in accordance with the formula:

                                C' = (C X N) + A
                                ----------------
                                       0

Where

C'       =        the adjusted Series A Conversion Price.

C        =        the current Series A Conversion Price.

N        =        (i) the number of shares of Common  Stock  outstanding  on the determination  date  (defined  below)  plus (ii) the number of shares of Common Stock  issuable on exercise,  conversion,  or
                  exchange  of  securities   outstanding  and  exercisable  for,
                  convertible into, or exchangeable for shares of Common Stock on the determination date.

A        =        the aggregate consideration received from issuance of the
                  Additional Stock

O        =        N plus the number of shares of Additional Stock.

      The "determination date" is the date when the Company fixes the offering price of the Additional Stock.

            (B) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any reasonable discounts, commissions, or other expenses allowed, paid, or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof

            (C) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

            (D) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                  (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 2.3.6. 5 (c)(iii)(B) and (c)(iii)(C)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                  (2) The aggregate maximum number of shares of common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 2.3.6.5(c)(iii)(B) and (c)(iii)(C));

                  (3) In the event of any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti dilution provisions thereof, the Conversion Price in effect at the time for the Series A Preferred shall be readjusted to such Conversion Price as would have been obtained had the adjustment, made upon the issuance of such options, rights, or securities not converted before such change or the options or rights related to such securities not converted before such change, been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities;

                  (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for the Series A Preferred shall be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities. shares of Common Stock actually issued upon the

            (E) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 2.3.6.5(c)(iii)(D)) by the Corporation after the date of the initial issuance of the Series A Preferred, other than

                  (1) Common Stock issued or issuable upon conversion of the Series A Preferred; or

                  (2) up to 65,000 shares of Common Stock issued or issuable upon exercise of options granted to employees, officers and directors pursuant to a stock incentive plan approved by the Corporation's Board of Directors after the first date of issuance of the Series A Preferred.

      (d) OTHER DISTRIBUTIONS. If the Corporation declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends), or options or rights other than the Common Stock dividends referred to in subsection
2.3.6.5(c)(i), then, in each such case for the purpose of this subsection 2.3.6.5(d), the holders of the Series A Preferred will be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

      (e) RECAPITALIZATIONS. If at any time or from time to time there is a recapitalization of the Common Stock (other than a subdivision or combination provided for in subsection 2.3.6.5(c)(i)), provision will be made so that the holders of the Series A Preferred will thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 2.3.6.5 with respect to the rights of the holders of the Series A Preferred after the recapitalization to ensure that the provisions of this Section 2.3.6.5 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred) apply after that event in as nearly equivalent a manner as practicable.

      (t) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terns to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.3.6.5 and in the taking of all such action as may be necessary or appropriate to protect the Series A Conversion Rights against impairment.

      (g) No Fractional Shares and CERTIFICATE AS TO ADJUSTMENTS.

            (i) No fractional shares will be issued upon conversion of the Series A Preferred, and the number of shares of Common Stock to be issued will be rounded to the nearest whole share. Whether fractional shares are issuable upon such conversion will be determined on the basis of the total number of shares of Series A Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

-....

            (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 2.3.6.5, the Corporation, at its expense, will promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of the Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Series A Preferred.

      (h) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of the Series A Preferred, in addition to such other remedies as may be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purposes.

      (i) NOTICES. Any notice required by the provisions of this Section 2.3.6.5 to be given to the holders of shares of the Series A Preferred will be deemed given if deposited in the US mail, postage prepaid, and addressed to each holder of record at his, her, or its address appearing on the books of the Corporation.

                                   ARTICLE 3.

                              NO PREEMPTIVE RIGHTS

      Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                   ARTICLE 4.

                              NO CUMULATIVE VOTING

         There shall be no cumulative voting of shares in this Corporation.

                                   ARTICLE 5.

                                   DIRECTORS

      5.1 NUMBER. The Corporation shall have five directors.

      5.2 REMOVAL. The directors of this Corporation elected by holders of the Series A Preferred may be removed only by the affirmative vote of the holders of two-thirds the Series A Preferred.

                                   ARTICLE 6.

                        LIMITATION ON DIRECTOR LIABILITY

      To the fullest extent permitted by the Washington Business Corporation Act., as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring before such amendment or repeal.

                                   ARTICLE 7.

                          INDEMNIFICATION OF DIRECTORS

      To the fullest extent permitted by the Washington Business Corporation Act and the Bylaws of this Corporation, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising before such amendment or repeal.

                                   ARTICLE 8.

                                     BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation; provided, however, that the Board of Directors may not repeal or amend, any Bylaw that the shareholders expressly have provided may not be amended or repealed by the Board of Directors. The shareholders also shall have the power to adopt, amend, or repeal the Bylaws of this Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or such class or series of Preferred Stock, voting as separate voting groups.

         These restated Articles of Incorporation contain one or more amendments to the corporation's Articles of Incorporation and were adopted by the corporation's shareholders and Board of Directors on August 29TH, 1997. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed on the 29TH day of August, 1997.

                                            VIVID CONCEPTS, INC.

                                            By      /S/  STEPHEN HALLIDAY
                                                    ----------------------------
                                                    Steve Halliday, President

      THIS IS TO CERTIFY that on this 29TH day AUGUST,1997, there appeared before me, Steve Halliday, to me known to be the individual described in and who executed the foregoing Amended and Restated Articles of Incorporation, and he did acknowledge and declare to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.

                                     /S/ ANNE G WAVING
                                     -------------------------------------------
                                     NOTARY PUBLIC in and for the
                                     State of Washington, residing in: Richland.
                                     My Commission Expires: 02/12/00

Articles of Incorporation - 3

                              OFFICERS CERTIFICATE

                              VIVID CONCEPTS, INC.

      The Amended and Restated Articles of Incorporation have included new sections to the Articles of Incorporation which are as follows: (Article 2.1) increase in the number of shares of both common and preferred stock, (Article 2) declaration of designations, preferences, limitations and relative rights of the shares of preferred stock, (Article 3) repeal preemptive rights, (Article 4) repeal of accumulative voting, (Article 5) change in the number and removal of directors, (Article 6) limitation of director liability, (Article 7) change in indemnification of directors, (Article 8) a change in the amendment of bylaws.

DATED this 2nd day of September, 1997.

                                                      /S/  LAUREN J. SMITH
                                                      -------------------------
                                                      Lauren J. Smith, Chairman

STATE OF WASHINGTON        )
                           ) ss.
County of Benton           )

      _THIS IS TO CERTIFY that on this 2nd day of September, 1997, there appeared before me, LARRY J. SMITH, to me known to be the CHAIRMAN OF BOARD of Vivid Concepts, Inc. and who executed the foregoing Officers Certificate, and she/he did acknowledge and declare to me that she/he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year first above written.


                                   /S/  LELAND B. KERR
                                   ------------------------------------------
                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing in KENNEWICK
                                   My Commission Expires 3/1/2000

     [Seal]
|-----------------|
| LELAND B. KERR  |
| COMMISSION EXP  |
| NOTARY PUBLIC   |
| MARCH 1, 200    |
| WASHINGTON      |
|-----------------|

                               STATE OF WASHINGTON

                               SECRETARY OF STATE

      I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                           APPLIED TECKNOWLEDGEY, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                      Changing name to VIVID CONCEPTS, INC.

UBI Number: 601 610 450                                     Date: April 03, 1997

     [SEAL]
----------------
|  THE SEAL OF |
| THE STATE OF |
|  WASHINGTON  |
|    1889      |
----------------
                                                     Given under my hand and the
                                                     Seal of the State of
                                                     Washington at Olympia, the
                                                     State Capital

                                                 /S/ RALPH MUNRO
                                                 -------------------------------
                                                 Ralph Munro, Secretary of State
                                                        2-503769-8